Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Form 10 Registration Statement of our report dated April 12, 2010,  relating to the consolidated financial statements of Netco Investments, Inc., and for the 12 months ended, December 31, 2010 and 2009.

/s/ Harris Rattray CPA
Plantation, FL

April 19, 2011